REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (the “Agreement”) is made and entered into this ______ day of _________ 20__, by and between Desert Hawk Gold Corp. (formerly known as Lucky Joe Mining, Inc.), a Nevada corporation (the “Company”), and the undersigned  (hereinafter the “Shareholder”).

RECITALS:

WHEREAS, the Shareholder has purchased shares of the common stock of the Company (the “Common Stock”);

WHEREAS, as a condition to the purchase of the shares, the Company has agreed to grant to the Shareholder certain piggy-back registration rights as set forth herein;

WHEREAS, this Agreement is one of a series of piggyback registration rights agreements entered into by the Company with investors of common stock;

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1.            Definitions

“Agreement” is defined in the Preamble to this Agreement.

“Common Stock” is defined in the Recitals to this Agreement.

“Company” is defined in the Preamble to this Agreement.

“Holder” means the Shareholder or any transferee of the Shareholder.

“Other Holders” is defined in Section 2.3 hereof.

“Person” means an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and government or any department or agency thereof.

“Piggyback Notice” is defined in Section 2.1 hereof.

“Piggyback Registration” is defined in Section 2.1 hereof.

“Registerable Securities” means (i) the shares of Common Stock purchased by the Shareholder in the offering of Common Stock evidenced by the Term Sheet, and (ii) any securities issued or issuable with respect to the Common Stock referred to in clause (i) by way of replacement, share dividend, share split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization.  Registerable Shares shall cease to be Registerable Shares when they are eligible for resale pursuant to Rule 144 promulgated by the SEC.

“Registration Expenses” is defined in Section 4.1 hereof.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, or any similar federal law then in force.

“Shareholder” is defined in the Preamble to this Agreement.

“Term Sheet” is defined in the Recitals to this Agreement.

2.            Piggyback Registration Rights

2.1           Right to Piggyback.  If the Company proposes to undertake an offering of shares of Common Stock for its account or for the account of other stockholders and the registration form to be used for such offering may be used for the registration of Registerable Securities (a “Piggyback Registration”), the Company will give prompt written notice to all Holders of Registerable Securities of its intention to effect such a registration (each, a “Piggyback Notice”) and, subject to Sections 2.2 and 2.3 hereof, the Company will use its best efforts to cause to be included in such registration all Registerable Securities with respect to which the Company has received written requests for inclusion therein within 20 days after the date of sending the Piggyback Notice.  The Shareholder shall be provided one opportunity only to include the Registerable Securities in a Piggyback Registration.

2.2           Priority on Primary Registrations.  If a Piggyback Registration is an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number that can be sold in an orderly manner within a price range acceptable to the Company, the Company will include in such registration (a) first, the securities the Company proposes to sell and (b) second, the Registerable Securities requested to be included in such registration and any other securities requested to be included in such registration that are held by Persons other than the Holders of Registerable Securities pursuant to registration rights, pro rata among the holders of Registerable Securities and the holders of such other securities requesting such registration on the basis of the number of shares of such securities owned by each such holder.

2.3           Priority on Secondary Registrations.  If a Piggyback Registration is an underwritten secondary registration on behalf of holders of the Company’s securities other than the Holders of Registerable Securities (the “Other Holders”), and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number that can be sold in a orderly manner in such offering within a price range acceptable to the Other Holders requesting such registration, the Company will include in such registration (a) first, the securities requested to be included therein by the Other Holders requesting such registration and (b) second, the Registerable Securities requested be include in such resignation hereunder, pro rata amount the Holders of Registerable Securities requesting such registration on the basis of the number of shares of such securities owned by each such Holder.

2.4           Selection of Underwriters.  In the case of an underwritten Piggyback Registration, the Company will have the right to select the investment banker(s) and managers(s) to administer the offering.

2.5           Term.  This Agreement shall apply until such time as the Registerable Securities have ceased to be Registerable Securities hereunder but in no event later than two years from the date of this Agreement.

3.            Registration Procedures

3.1           Registration.  The Company will use its reasonable best efforts to effect the registration of such Registerable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company will as expeditiously as possible:

3.1.1        Registration Statement.  Prepare and file with the SEC a registration statement with respect to such Registerable Securities and use its reasonable best efforts to cause such registration statement to become effective.

3.1.2        Amendments and Supplements.  Promptly prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the period required by the intended method of disposition and the terms of this Agreement and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement.

3.1.3        Provisions of Copies.  Promptly furnished to each seller of Registerable Securities the number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registerable Securities owned by such seller.

3.1.4        Blue Sky Laws.  Use its reasonable best efforts to register or qualify such Registerable Securities under the securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registerable Securities owned by such seller, provided, that the Company will not be required to (a) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3.1.4; (b) subject itself to taxation in any such jurisdiction; or (c) consent to general service of process in any such jurisdiction.

3.1.5        Prospectus Updating.  Promptly notify each seller of such Registerable Shares when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any of the following events  (i) the occurrence of one or more event which, individually or together, represents a fundamental change in the information contained in the prospectus included with such registration statement; (ii) any material addition or change on the plan of distribution; or (iii) any event which would cause the information in the prospectus included in such registration statement to contain an untrue statement of a material fact or omit any material fact necessary to make the statements therein not misleading.  In such event, at the request of any such seller, the Company will promptly prepare a supplement or amendment to such prospectus.

3.1.6        Due Diligence.  Make available for inspection by any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers, directors, employees and independent accountants to supply all information reasonably requested by any such underwriter, attorney, accountant or agent in connection with such registration statement.

3.1.7        Deemed Underwriters or Controlling Persons.  Permit any Holder of Registerable Securities which Holder, in such Holder’s reasonable judgment, might be deemed to be an underwriter or a controlling person of the Company, to participate in the preparation of such registration or comparable statement and to require the insertion therein of material in form and substance satisfactory to such Holder and to the Company and furnished to the Company in writing, which in the reasonable judgment of such Holder and its counsel should be included.

3.1.8        Management Availability.  In connection with underwritten offerings, make available appropriate management personnel for participation in the preparation and drafting of such registration or comparable statement, for due diligence meetings and for “road show” meetings.

3.1.9        Stop Orders.  Promptly notify Holders of the Registerable Securities of the threat of issuance by the SEC of any stop order suspending the effectiveness of the registration statement or the initiation of any proceeding for that purpose, and make every reasonable effort to prevent the entry of any order suspending the effectiveness of the registration statement. In the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Registerable Securities included in such registration statement for sale in any jurisdiction, the Company will use its reasonable best efforts promptly to obtain the withdrawal of such order.

3.2           Further Information.  The Company may require each Holder of Registerable Securities to furnish to the Company in writing such information regarding the proposed distribution by such Holder of such Registerable Securities as the Company may from time to time reasonably request.  The Shareholder agrees to  furnish such information as requested in a timely manner.

3.3           Notice to Suspend Offers and Sales.  Each Holder severally agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Sections 3.1.5 or 3.1.9 hereof, such Holder will forthwith discontinue disposition of shares of Common Stock pursuant to a registration hereunder until receipt of the copies of an appropriate supplement or amendment to the prospectus under Section 3.1.5 or until the withdrawal of such order under Section 3.1.9.

3.4           Reference to Holders.  If any such registration or comparable statement refers to any Holder by name or otherwise as the holder of any securities of the Company and if, in the Holder’s reasonable judgement, such Holder is or might be deemed to be a controlling person of the Company, such Holder shall have the right to require (a) the insertion therein of language in form and substance satisfactory to such Holder and the Company and presented to the Company in writing, to the effect that the holding by such Holder of such securities is not to be construed as a recommendation by such Holder of the investment quality of the Company’s securities covered thereby and that such holdings do not imply that such Holder will assist in meeting any future financial requirements of the Company, or (b) in the event that such reference to such Holder by name or otherwise is not required by the Securities Act or any similar Federal statute then in force, the deletion of the reference to such Holder, provided that with respect to this clause (b) such Holder shall furnish to the Company an opinion of counsel to such effect, which opinion and counsel shall be reasonably satisfactory to the Company.

4.            Registration Expenses

4.1           Expense Borne by Company.  Except as specifically otherwise provided in Section 4.2 hereof, the Company will be responsible for payment of all expenses incident to any registration hereunder, including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, road show expenses, advertising expenses and fees and disbursements of counsel for the Company and all independent certified public accountants and other Persons retained by the Company in connection with such registration (all such expenses borne by the Company being herein called the “Registration Expenses”).

4.2           Expense Borne by Selling Security Holders.  The selling security holders will be responsible for payment of their own legal fees (if they retain legal counsel separate from that of the Company), underwriting fees and brokerage discounts, commissions and other sales expenses incident to any registration hereunder, with any such expenses which are common to the selling security holders divided among such security holders (including the Company and holders of the Company’s securities other than Registerable Securities, to the extent that securities are being registered on behalf of such Persons) pro rata on the basis of the number of shares being registered on behalf of each such security holder, or as such security holders may otherwise agree.

5.            Indemnification Section

5.1           Indemnification by Company.  The Company agrees to indemnify, to the fullest extent permitted by law, each Holder of Registerable Securities and each Person who controls (within the meaning of the Securities Act) such Holder against all loses, claims, damages, liabilities and expenses in connection with defending against any such losses, claims, damages and liabilities or in connection with any investigation or inquiry, in each case caused by or based on any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading or arise out of any violation by the Company of any rules or regulation promulgated under the Securities Act applicable to the Company and relating to action or inaction required of the Company in connection with such registration, except insofar as the same are (i) contained in any information furnished in writing to the Company by such Holder expressly for use therein; (ii) caused by such Holder’s failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto; or (iii) caused by such Holder’s failure to discontinue disposition of shares after receiving notice from the Company pursuant to Section 3.3 hereof.  In connection with an underwritten offering, the Company will indemnify such underwriters, their officers and directors and each Person who controls (within the meaning of the Securities Act) such underwriters at least to the same extent as provided above with respect to the indemnification of the Holders of Registerable Securities.

5.2           Indemnification by Holder.  In connection with any registration statement in which a Holder of Registerable Securities is participating, each such Holder will furnish to the Company in writing such information as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, will indemnify the Company, its directors and officers and each Person who controls (within the meaning of the Securities Act) the Company against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information so furnished in writing by such Holder expressly for use in connection with such registration; provided that the obligation to indemnify will be individual to each Holder and will be limited to the net amount of proceeds received by such Holder from the sale of Registerable Securities pursuant to such registration statement. In connection with an underwritten offering, each such Holder will indemnify such underwriters, their officers and directors and each Person who controls (within the meaning of the Securities Act) such underwriters at least to the same extent as provided above with respect to the indemnification of the Company.

5.3           Assumption of Defense by Indemnifying Party.  Any Person entitled to indemnification hereunder will (a) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (b) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim. unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

5.4           Binding Effect.  The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and will survive the transfer of securities. The Company also agrees to make such provisions, as are reasonably requested by any indemnified party, for contribution to such party in the event the Company’s indemnification is unavailable for any reason. Each Holder of Registerable Securities also agrees to make such provisions, as are reasonably requested by any indemnified party, for contribution to such party in the event such Holder’s indemnification is unavailable for any reason.

6.            Miscellaneous

6.1           Notices.  All communications provided for herein shall be in writing and shall be deemed to be given or made when served personally or when deposited in the United States mail, certified return receipt requested, addressed as follows, or at such other address as shall be designated by any party hereto in written notice to the other party hereto delivered pursuant to this subsection:

Shareholder:	See the address set forth on the signature page of this Agreement.

Company:	Desert Hawk Gold Corp.
8921 N. Indian Trail Road
Suite 288
Spokane, WA 99208
Attn: Robert E. Jorgensen, President

with copy to:	Ronald N. Vance
Attorney at Law
1656 Reunion Avenue
Suite 250
South Jordan, UT 84095

6.2           Default.  Should any party to this Agreement default in any of the covenants, conditions, or promises contained herein, the defaulting party shall pay all costs and expenses, including a reasonable attorney’s fee, which may arise or accrue from enforcing this Agreement, or in pursuing any remedy provided hereunder or by statute.

6.3           Assignment.  This Agreement may not be assigned in whole or in part by the parties hereto without the prior written consent of the other party or parties, which consent shall not be unreasonably withheld.

6.4           Successors and Assigns.  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their heirs, executors, administrators, successors and assigns.

6.5           Partial Invalidity.  If any term, covenant, condition, or provision of this Agreement or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Agreement or application of such term or provision to persons or circumstances other than those as to which it is held to be invalid or unenforceable shall not be affected thereby and each term, covenant, condition, or provision of this Agreement shall be valid and shall be enforceable to the fullest extent permitted by law.

6.6           Entire Agreement.  This Agreement constitutes the entire understanding between the parties hereto with respect to the subject matter hereof and supersedes all negotiations, representations, prior discussions, and preliminary agreements between the parties hereto relating to the subject matter of this Agreement.

6.7           Interpretation of Agreement.  This Agreement shall be interpreted and construed as if equally drafted by all parties hereto.

6.8           Survival of Covenants, Etc.  All covenants, representations, and warranties made herein to any party, or in any statement or document delivered to any party hereto, shall survive the making of this Agreement and shall remain in full force and effect until the obligations of such party hereunder have been fully satisfied.

6.9           Further Action.  The parties hereto agree to execute and deliver such additional documents and to take such other and further action as may be required to carry out fully the transactions contemplated herein.

6.10         Amendment.  This Agreement or any provision hereof may not be changed, waived, terminated, or discharged except by means of a written supplemental instrument signed by the party or parties against whom enforcement of the change, waiver, termination, or discharge is sought.

6.11         Full Knowledge.  By their signatures, the parties acknowledge that they have carefully read and fully understand the terms and conditions of this Agreement, that each party has had the benefit of counsel, or has been advised to obtain counsel, and that each party has freely agreed to be bound by the terms and conditions of this Agreement.

6.12         Headings.  The descriptive headings of the various sections or parts of this Agreement are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

6.13         Counterparts.  This Agreement may be executed in two or more partially or fully executed counterparts, each of which shall be deemed an original and shall bind the signatory, but all of which together shall constitute but one and the same instrument.

6.14         Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Washington without regard to conflict of law principles and will be binding upon and shall inure to the benefit of the Parties and the Shareholder and their successors and assigns.

6.15         Remedies.  Any Person having rights under any provision of this Agreement will be entitled to enforce such rights specifically to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provision of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or other security) for specific performance and for other injunctive relief in order to enforce or prevent violation of the provisions of this Agreement.

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SIGNATURE PAGE FOLLOWS]

SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

THE COMPANY:	Desert Hawk Gold Corp.

By
Robert E. Jorgensen, Chairman

THE SHAREHOLDER:
Signature

Please Print Name

Name of Entity (if applicable)

Title (if applicable)

Address

Desert Hawk Gold Selling Shareholders

Name	Date of Registration Rights Agreement
Dennis R. Allen	7/28/2009
Thomas E. Anderson	2/18/2010
David J. Andrews	11/14/2009
Stacie Banks	6/21/2010
Steve Besso	6/16/2009
Thomas Black	7/7/2009
Craig Bodmer	6/21/2010
Max Burdick Family Trust	6/21/2010
Michael Clarke	2/17/2010
David Coombs	3/12/2010
DMRJ Group	7/19/2010
Milt Datsopoulos	6/21/2010
Wes Delaney	6/21/2010
Dennis Erickson	6/21/2010
C. Rick Flower	11/13/2009
George D. Hansen	2/2/2010
Cindy Havenstrite	7/23/2009
Rick Havenstrite	6/21/2010
Stuart Havenstrite	6/21/2010
Mark Huber	7/28/2009
Ibearhouse, LLC	11/18/2009
Patrick Inglis	6/4/2009
Mike S. Jensen	6/21/2010
Robert Jorgensen	6/21/2010
Mark Kamitomo	6/21/2010
Robert Knecht	6/21/2010
William Korum	10/21/2009
Hansen Family Trust	6/21/2010
Hugh T. Lackie	2/2/2010
Mark Mackin	7/8/2009
Larry Martin	4/12/2010
William McAndrews	6/21/2010
Daniel R. McKinney	7/30/2009
Eric Moe	6/21/2010
Carol Morgan	7/29/2010
Mike Morgan	6/21/2010
William T. Morkill	6/16/2009
Ronald Noel	5/19/2009
Jack Ossell	6/21/2010
William L. Peterson	6/21/2010
George Pimpl	6/2/2009
Jon A. Powell	11/10/2009
Martyn Powell	11/17/2009
Rufus, LLC	6/16/2009
Otto Razzler	7/14/2009
Phillip V. Renz	8/14/2009
Jim Rhoades	2/18/2010
Jon Sandstrom	6/16/2009
Richard Seefried	6/21/2010
Darrell Seigler	7/29/2009
Gary Soulsby	6/26/2009
Rory T. Spellman	6/4/2009
Ronald M. Stoddard	6/22/2009
Donna Street	6/21/2010
James Topliff	1/25/2010
Ronald N. Vance	6/21/2010
West C Street, LLC	11/18/2009
Andrew W. & Karen M. Watling, JTWROS	6/21/2010
David Wilson	6/21/2010
Heather Yakelly	6/30/2009